Exhibit 21.1

List of Subsidiaries of Norwegian Cruise Line Holdings Ltd.

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Arrasas Limited	Isle of Man
Belize Island Holdings Ltd.	Belize
Breakaway Four, Ltd.	Bermuda
Breakaway One, Ltd.	Bermuda
Breakaway Three, Ltd.	Bermuda
Breakaway Two, Ltd.	Bermuda
Classic Cruises II, LLC	Delaware
Classic Cruises, LLC	Delaware
Eurosoft Corporation Limited	United Kingdom
Eurosoft Cruise Line (Shanghai) Co., Ltd.	China
Explorer II New Build, LLC	Delaware
Explorer III New Build, LLC	Delaware
Explorer New Build, LLC	Delaware
Insignia Vessel Acquisition, LLC	Delaware
Leonardo Five, Ltd.	Bermuda
Leonardo Four, Ltd.	Bermuda
Leonardo One, Ltd.	Bermuda
Leonardo Six, Ltd.	Bermuda
Leonardo Three, Ltd.	Bermuda
Leonardo Two, Ltd.	Bermuda
Marina New Build, LLC	Republic of the Marshall Islands
Mariner, LLC	Republic of the Marshall Islands
Nautica Acquisition, LLC	Delaware
Navigator Vessel Company, LLC	Delaware
NCL (Bahamas) Ltd. d/b/a Norwegian Cruise Line	Bermuda
NCL America Holdings, LLC	Delaware
NCL America LLC	Delaware
NCL Australia Pty Ltd.	Australia
NCL Corporation Ltd.	Bermuda
NCL Emerald Corporation, Limited	Ireland
NCL International, Ltd.	Bermuda
Norwegian Compass Ltd.	United Kingdom
Norwegian Cruise Co. Inc.	Delaware
Norwegian Cruise Line Group UK Limited (formerly Prestige Cruise Services (Europe) Limited)	United Kingdom
Norwegian Dawn Limited	Isle of Man
Norwegian Epic, Ltd.	Bermuda
Norwegian Gem, Ltd.	Bermuda
Norwegian Jewel Limited	Isle of Man
Norwegian Pearl, Ltd.	Bermuda
Norwegian Sextant Ltd.	United Kingdom
Norwegian Sky, Ltd.	Bermuda
Norwegian Spirit, Ltd.	Bermuda
Norwegian Star Limited	Isle of Man
Norwegian Sun Limited	Bermuda
O Class Plus One, LLC	Delaware

O Class Plus Two, LLC	Delaware
Oceania Cruises S. de R.L. (formerly Oceania Cruises, Inc.)	Panama
OCI Finance Corp.	Delaware
Prestige Cruise Holdings S. de R.L. (formerly Prestige Cruise Holdings, Inc.)	Panama
Prestige Cruise Services LLC	Delaware
Prestige Cruises Air Services, Inc.	Florida
Prestige Cruises International S. de R.L. (formerly Prestige Cruises International, Inc.)	Panama
Pride of America Ship Holding, LLC	Delaware
Pride of Hawaii, LLC	Delaware
Regatta Acquisition, LLC	Delaware
Riviera New Build, LLC	Republic of the Marshall Islands
Seahawk One, Ltd.	Bermuda
Seahawk Two, Ltd.	Bermuda
Seven Seas Cruises S. de R.L.	Panama
Sirena Acquisition	Cayman Islands
Sixthman Ltd.	Bermuda
SSC Finance Corp.	Delaware
Voyager Vessel Company, LLC	Delaware
NCL Finance, Ltd.	Bermuda
Norwegian Cruise Line Agéncia de Viagens Ltda.	Brazil
Cruise Quality Travel Spain SL	Spain
NCL Construction Corp., Ltd.	Bermuda
NCL (Guernsey) Limited	Guernsey
NCLM Limited	Malta
Future Investments, Ltd.	Bermuda
Belize Investments Limited	St. Lucia
Krystalsea Limited	British Virgin Islands
NCLC Investments Canada Ltd.	Canada
NCL Singapore Pte. Ltd.	Singapore
Norwegian Cruise Line India Private Limited	India
NCL Japan KK	Japan
NCL HK Holding, Ltd.	Bermuda
NCL Hong Kong Limited	Hong Kong
NCL US IP CO 1, LLC	Delaware
NCL UK IP CO LTD	UK
NCL US IP CO 2, LLC	Delaware
Norwegian USCRA, Ltd.	Bermuda
Bermuda Tenders, Ltd.	Bermuda
Great Stirrup Cay Limited	Bahamas
Norwegian Cardinal Ltd	United Kingdom
NCL Holding AS	Norway
NCL Cruises Ltd.	Bermuda